Exhibit 10.2(A)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

CROSS LICENSE AGREEMENT

This Cross License Agreement (this “Agreement”) is made as of the Effective Date (as such term is defined below) by and between Asuragen, Inc., a Delaware corporation with its principal offices at 2150 Woodward St., Austin, Texas 78744 (“Asuragen”) and Mirna Therapeutics, Inc., a Delaware corporation with an office at 2150 Woodward Street, Austin, Texas 78744 (“Mirna”); (each of Asuragen and Mirna is referred to herein as “Party” and together as the “Parties”).

RECITALS

WHEREAS, pursuant to an Asset Contribution Agreement (the “Contribution Agreement”) between Asuragen and Mirna which agreement closed on the Effective Date, Asuragen contributed the assets and liabilities of its therapeutics division (collectively, the “Therapeutics Business”) to Mirna (the “Contribution”);

WHEREAS, Asuragen and Mirna each own or control certain patent rights and other intellectual property rights as part of their respective businesses;

WHEREAS, the Parties each wish to establish their respective rights and obligations with respect to specified patent rights and other intellectual property rights of the other;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                                      DEFINITIONS

In addition to other terms defined elsewhere herein, the following terms and expressions, as used in this Agreement, shall have the meanings indicated:

1.1.                            “Affiliate” of a Party shall mean any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with such Party.  For the purpose of this definition, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or more than fifty percent (50%) interest in the income of such entity.

1.2.                            “Ancillary Agreements” shall mean the following agreements between the Parties entered into as of the Effective Date:  this Agreement, [***], Services Agreement, [***].

1.3.                            “Effective Date” shall mean the date of the closing of the Asset Contribution Agreement.

1.4.                            “Controlled” shall mean, with respect to any item of technology or the related IP thereto, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to disclose, deliver, assign, or grant a license, sublicense or other right to or under such applicable technology or related IP, of the scope and as provided for herein, without any of the following:  (i) violating the terms of any agreement or other arrangement with any Third Party existing as or the Effective Date; or (ii) violating any law, regulation, rule, code, order or other requirement of any federal, state, foreign, local, or other government body or the need for any additional permits, payments, authorizations, or approvals under any such law, regulation, rule, code, order or requirement.

1.5.                            “Therapeutics” shall mean the field of therapeutics.

1.6.                            “Disclosures” shall mean the technical disclosures, together with any accompanying documents and materials, described in Exhibit C.

1.7.                            “Diagnostics” shall mean the field of diagnostics.

1.8.                            “Intellectual Property” or “IP” shall mean and includes all apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), techniques, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries), together with any and all Patent Rights, trade secret rights, copyrights and other intellectual property rights in each of the foregoing.

1.9.                            “Inventions” shall mean inventions, discoveries, improvements, processes, formulae, data, works, know-how and other information, patentable or otherwise, that are conceived solely by one or more employees of a Party or jointly by one or more employees of a Party with one or more employees of the other Party, regardless of whether within the scope of any of the Ancillary Agreements or otherwise.

1.10.                     “Joint Invention IP” shall mean all Intellectual Property in and to any Joint Invention (defined in Section 2.2) owned or Controlled jointly by the Parties.

1.11.                     “Licensed Method” shall mean a method that but for the particular license being granted would infringe or misappropriate the Intellectual Property being licensed.  For clarity, the definition of Licensed Methods varies and is limited according to the particular Intellectual Property being licensed on a grant-by-grant basis.  A Licensed Method under one particular license grant set forth in Article 3 shall not be read to encompass Licensed Methods licensed under a different license grant in such Article 3.

1.12.                     “Licensed Product” shall mean a product or service that but for the particular license being granted would infringe or misappropriate the Intellectual Property being licensed.  For clarity, the definition of Licensed Products varies and is limited according to the particular Intellectual Property being licensed on a grant-by-grant basis.  A Licensed Product under one particular license grant set forth in Article 3 herein shall not be read to encompass Licensed Products licensed under a different license grant in such Article 3.

1.13.                     “Mirna Existing IP” shall mean all Intellectual Property, set forth in Exhibit A owned or Controlled by Mirna immediately following the completion of the Contribution Agreement and acquired by Mirna through the completion of the Contribution.

1.14.                     “Patent Rights” shall mean the issued patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof and all patents and patent applications claiming priority therefrom.

1.15.                     “Mirna Developed IP” shall mean all IP owned or Controlled by Mirna after the Effective Date other than Mirna Existing IP.

1.16.                     “Asuragen Licensed IP” shall mean the IP described in Exhibit B.

1.17.                     “Asuragen Developed IP” shall mean all IP owned or Controlled by Asuragen after the Effective Date other than Asuragen Licensed IP.

1.18.                     “Third Party” shall mean any party or entity other than Asuragen or Asuragen or an Affiliate of either of them.

1.19.                     “Valid Claim” shall mean a claim of an issued and unexpired patent, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.                                      INTELLECTUAL PROPERTY OWNERSHIP

2.1.                            Existing Intellectual Property.  The Parties acknowledge and agree that upon the closing of the Asset Contribution Agreement, Mirna shall be the exclusive owner of all right, title and interest in and to the Mirna Existing IP subject to the license granted herein to Asuragen.  The Parties further acknowledge and agree that Asuragen shall be the exclusive owner of all right, title and interest in and to the Asuragen Existing IP subject to the licenses granted herein to Mirna.

2.2.                            Post-Effective Date Intellectual Property.  Subject to the express licenses granted by either Party to the other Party pursuant to this Agreement and except as otherwise described in the Collaboration Agreement, the entire right, title and interest in and to any and all Inventions conceived:  (a) solely by employees or consultants of Asuragen shall be owned solely by Asuragen and be deemed Asuragen Developed IP; (b) solely by employees or consultants of Mirna shall be owned solely by Mirna and be deemed Mirna Developed IP; and (c) jointly by employees or consultants of Asuragen and employees or consultants of Mirna (each a “Joint Invention”) shall be [***].  If there is a dispute regarding whether or not a Joint Invention is [***], the Parties agree that a senior executives from each Party shall meet to attempt to resolve

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the dispute.  If, however, the Parties’ senior executives are unable to resolve the dispute within [***], the Parties agree to [***].  The Parties agree that [***].

Any [***] and shall be subject to the obligations set forth in this Agreement.  Any [***] and shall be subject to the obligations set forth in this Agreement.

Each Party shall cause its employees and consultants to, make a full disclosure of any and all Inventions, and promptly upon such disclosure, and in no event later than [***] days thereafter, shall provide to the other Party a copy of any disclosure that consists of a Joint Invention.  Each Party also agrees to execute any documents necessary to perfect the other Party’s rights in a Joint Invention.

2.3.                            Invention Disclosures.  Mirna shall own the Disclosure and all IP therein shall revert to Mirna and all IP therein shall be deemed Mirna Existing IP for all purposes.

3.                                      LICENSE GRANTS

3.1.                            Asuragen License Grant to Mirna.  Asuragen hereby grants to Mirna under the Asuragen Licensed IP a fully paid-up, royalty-free, perpetual, irrevocable worldwide, fully sublicensable and non-transferable (except in accordance with Section 12.5), exclusive (even as to Asuragen) right and license within the field of Therapeutics to make, have made, use, sell, offer to sell, distribute, have distributed, import, market and otherwise exploit Licensed Products and practice Licensed Methods.  Mirna may also use the Asuragen Licensed IP for its internal research efforts.

3.2.                            Mirna License Grant to Asuragen under Mirna Existing IP.  Mirna hereby grants to Asuragen, under the Mirna Existing IP a fully paid-up, royalty-free, perpetual, irrevocable, worldwide, fully sublicensable and non-transferable (except in accordance with Section 12.5), exclusive (even as to Mirna) right and license within the field of Diagnostics to make, have made, use, sell, offer to sell, distribute, have distributed, import, market and otherwise exploit Licensed Products and to practice the Licensed Methods.  Asuragen may also use the Mirna IP for its internal research efforts.

3.3.                            Rights of Affiliates.  Either Party may extend the right and license granted to it under Section 3.1, 3.2 or 3.3, as the case may be, to such Party’s Affiliates.

3.4.                            Access to Existing Know-how.  For a period of [***] after the Effective Date, upon reasonable request, each Party shall provide or otherwise make available to the other Party [***], in its possession and in existence immediately after the Effective Date (the “Existing Know-How”).  Each Party and its Affiliates, licensees and sublicensees may use such Existing Know-How subject to the licenses set forth in Sections 3.1 and 3.2 as reasonably required to exercise such Party’s rights thereunder.  Any such disclosed Existing Know-How shall be subject at all times to the confidentiality obligations of Article 11 (Proprietary Information).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.                                      CERTAIN COVENANTS AND RESTRICTIONS

4.1.                            Employee Solicitation.  Each of Asuragen and Mirna hereby agrees it will not directly or indirectly solicit, offer employment to, or employ any employee of the other Party, [***] after the Effective Date, provided; however, that such restriction shall not apply to:

(a)                                 [***];

(b)                                 [***], with the prior written consent of the other Party; or

(c)                                  [***], with the prior written consent of the terminating Party, such consent not to be unreasonably withheld.

4.2.                            Websites.  For a [***] commencing on the Effective Date, Asuragen shall provide [***], in a manner to be mutually agreed upon by the Parties.  At Mirna’s request, Asuragen shall provide [***], in a manner to be mutually agreed upon by the Parties.

5.                                      REPRESENTATIONS AND WARRANTIES

5.1.                            Representations and Warranties of the Parties.  Each Party represents and warrants to the other Party that (a) each has the full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) each has the requisite right and authority to enter into this Agreement and grant the rights and licenses hereunder, without the need for any license, release, consent, approval or other immunity not yet obtained or issued; and (c) each has not previously granted and will not grant any right or license in any the Patent Rights in Mirna Existing IP, Asuragen Licensed IP, the Yale IP (as applicable) that are inconsistent with the rights and licenses granted herein.

5.2.                            Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

6.                                      INDEMNIFICATION

6.1.                            Indemnification by Asuragen.  Asuragen shall defend, indemnify and hold harmless Asuragen and its Affiliates, sublicensees and distributors and each of their respective officers, directors, shareholders, employees, agents, successors and assigns from and against all claims, demands, causes of action, suits or proceedings by a Third Party (“Claims”), to the extent arising out of (a) a breach by Asuragen of any of its representations, warranties, covenants or agreements under this Agreement, or (b) the manufacture, use, handling, storage, marketing, sale, distribution or other disposition of the any product or service pursuant to the licenses granted herein by Asuragen.  Asuragen shall pay any and all damages, liabilities, losses, settlements, costs (including, without limitation, reasonable attorneys’ fees and costs), awarded by a court as a result of such Claim.  Asuragen’s foregoing obligation to indemnify, defend and hold harmless shall not apply to such portion of any Claims arising or resulting from:  (i) a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

breach or nonfulfillment of any representation, warranty or covenant of (A) the Company (as defined in the Merger Agreement) set forth in the Merger Agreement; or (B) Asuragen (or any of the other indemnified parties above) set forth in any of the Ancillary Agreements; or (ii) any gross negligence or willful misconduct of Asuragen (or any of the other indemnified parties set forth in this Section 7.1) or of the Company (as defined in the Merger Agreement).  Except as provided in the preceding sentence, the foregoing obligation to indemnify, defend and hold harmless shall be in addition to, and not diminish in any way, Asuragen’s indemnification obligations pursuant to the other Ancillary Agreements.

6.2.                            Indemnification by Mirna.  Mirna shall defend, indemnify and hold harmless Asuragen and its Affiliates, sublicensees and distributors and each of their respective officers, directors, shareholders, employees, agents, successors and assigns from and against all Claims, to the extent arising out of (a) a breach by Asuragen of any of its representations, warranties, covenants or agreements under this Agreement, or (b) the manufacture, use, handling, storage, marketing, sale, distribution or other disposition of any product or service pursuant to the licenses granted herein by Asuragen, its Affiliates, agents or sublicensees.  Mirna shall pay any and all damages, liabilities, losses, settlements, costs (including, without limitation, reasonable attorneys’ fees and costs), awarded by a court as a result of such Claim.  Asuragen’s foregoing obligation to indemnify, defend and hold harmless shall not apply to such portion of any Claims arising or resulting from:  (i) a breach or nonfulfillment of any representation, warranty or covenant of (A) the Parent (as defined in the Merger Agreement) set forth in the Merger Agreement; or (B) Asuragen (or any of the other indemnified parties set forth in Section 7.2 above) set forth in any of the Ancillary Agreements; or (ii) any gross negligence or willful misconduct of Asuragen (or any of the other indemnified parties set forth in this Section 7.2) or of the Parent (as defined in the Merger Agreement).  Except as provided in the preceding sentence, the foregoing obligation to indemnify, defend and hold harmless shall be in addition to, and not diminish in any way, Asuragen’s indemnification obligations pursuant to the other Ancillary Agreements, nor the indemnification obligations set forth in Article X of the Merger Agreement.

6.3.                            Notice and Procedure.  The indemnified Party shall provide indemnifying Party prompt written notice of any such Claim.  The indemnifying Party shall have right to control the defense and settlement of such Claim; provided that (a) the indemnifying Party shall not settle any such Claim without the prior written consent of the indemnified Party, which consent will not be unreasonably withheld or delayed and (b) the indemnified Party may, at its option and expense, participate in connection with the defense and settlement of any such Claim.  The indemnified Party shall provide, at the indemnifying Party’s request and expense, reasonable cooperation in defending or settling any such Claim.

7.                                      LIMITATION ON LIABILITY

EXCEPT FOR INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 7, IN NO EVENT SHALL EITHER PARTY BY LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF BUSINESS, LOSS OF USE, LOSS OF PROFITS, OR INTERRUPTION OF BUSINESS, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, INCLUDING THE BREACH

HEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, HOWEVER, CAUSED.

8.                                      PROSECUTION AND MAINTENANCE

8.1.                            Prosecution and Maintenance.  Asuragen shall have the first right, but not the obligation, to maintain all patents within Asuragen Licensed IP and to prosecute and maintain any patent applications relating thereto.  Mirna shall have the first right, but not the obligation, to maintain all patents within Mirna Existing IP and to prosecute and maintain any patent applications relating thereto.  Each Party shall reasonably cooperate and assist the other Party in connection with any prosecution and maintenance activities under this Section 9.1, including for any Joint Invention.  The Party responsible for prosecution shall provide the other Party all material documentation and correspondence from, sent to or filed with patent offices regarding the Patent Rights and with a reasonable opportunity to review and comment upon all filings with such patent offices in advance.  The costs associated with such prosecution and maintenance activities shall be borne exclusively by the Party responsible for prosecution except where the Parties have agreed to collaborate in which event, the costs shall be divided equally between the Parties.

8.2.                            Abandoned Patents.  In the event that the Party that owns a given issued patent or a given patent application wherein such patent or patent application was in existence prior to the Effective Date and is subject to this Agreement, elects not to continue prosecution of such patent application, or elects not to maintain such issued patent (such patents and applications being “Abandoned Patents”), the owning Party shall promptly and on a timely basis, and at least [***] before any deadline for response, submission or other action, notify the other Party thereof and the other Party shall have the right, but not the obligation, at its option, to prosecute and maintain such Abandoned Patents, at such other Party’s sole expense.  The abandoning Party [***].  The abandoning Party shall reasonably cooperate with and assist the other Party in connection with any prosecution and maintenance activities undertaken by the other Party.

9.                                      INFRINGEMENT AND ENFORCEMENT

9.1.                            Infringement Claims by Third Parties.  With respect to any and all Claims instituted by Third Parties against Asuragen or Asuragen or any of their respective Affiliates for infringement or misappropriation of such Third Parties’ intellectual property rights involving the manufacture, use, license, marketing, sale, offer for sale or importation of a product or service that is the subject of a license granted hereunder (each, an “Infringement Claim”), Asuragen and Asuragen will assist one another and cooperate (at the cost of the defending Party) in the defense and settlement of such Infringement Claims at the other Party’s reasonable request.  Notwithstanding any other provision of this Article 10, neither Party shall make any settlements of any suit, proceeding or action relating to any infringement of such Infringement Claim that would adversely affect the other Party or adversely affect the rights and licenses granted hereunder, without first obtaining such other Party’s prior written consent, such consent not to be unreasonably withheld or delayed.

9.2.                            Enforcement Against Third Parties.  Absent written agreement of the Parties to the contrary, the Party [***] shall have the sole and exclusive right (in its sole discretion) but not

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the obligation to initiate and maintain legal action at such Party’s sole expense against any such infringing Third Party.  The Party enforcing such Intellectual Property rights shall [***] and shall have [***].

9.3.                            Cooperation.  In any suit, proceeding or dispute involving infringement or misappropriation by a Third Party of Intellectual Property licensed hereunder, a Party shall promptly notify the other Party when it becomes aware of any such infringement, and each Party shall provide the other with reasonable cooperation and assistance, including agreeing to be named as a party to such action and, upon the request and the expense of the enforcing Party, the other Party shall make available, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens and the like in its possession.

10.                               PROPRIETARY INFORMATION

10.1.                     Definition.  “Proprietary Information” means all information and material disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) that is designated, at or before the time of disclosure, as proprietary or confidential, or provided under circumstances reasonably indicating that the information or material is proprietary or confidential.  In particular, “Proprietary Information” of each Party is deemed to include all apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), techniques, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries), including without limitation, any information pertaining to any Invention.

10.2.                     Confidentiality of Proprietary Information.  Except as otherwise provided in this Agreement.  Receiving Party agrees to (a) retain in confidence the Proprietary Information of the Disclosing Party, (b) restrict the use of and access to the Proprietary Information of the Disclosing Party to employees of Receiving Party and its Affiliates to whom disclosure is necessary to exercise the rights and licenses granted in this Agreement, (c) appropriately bind each employee to whom any such disclosure is made to hold the Proprietary Information of the Disclosing Party in confidence, and (d) not sell, lease, assign, transfer or otherwise disclose the Proprietary Information of the Disclosing Party to any Third Party, except Affiliates, in accordance with this Section 11.2.  Notwithstanding the foregoing, either Party may disclose Proprietary Information of the Disclosing Party (i) to agents or consultants of such Party and its Affiliates under the terms and conditions of a written, signed confidential disclosure agreement with terms and conditions that prohibit disclosure to other parties and that are otherwise at least as restrictive as the terms of subsections (a) through (d) of this Section 11.2, and (ii) to distributors, licensees, customers, clients, business partners and other third parties to the extent necessary to exercise the rights and licenses with respect to Proprietary Information granted hereunder.  Without limiting the foregoing, each Party agrees that it shall treat the Proprietary Information of the Disclosing Party with at least the same degree of care as it would its own highly proprietary information, but in no event less that a reasonable degree of care.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.3.                     Confidentiality of Agreement.  Neither Party shall disclose the terms and conditions or existence of this Agreement without the prior written consent of the other Party, except as may be required by law or regulation.  If a Party determines that disclosure is required by law or regulation, it shall consult with the other Party to minimize such disclosure.

10.4.                     Exclusions.  Neither Party shall have any obligation under this Agreement with respect to Proprietary Information that (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (b) is or was known by the Receiving Party at or before the time such information or material was received from the Disclosing Party, as evidenced by the Receiving Party’s tangible (including written or electronic) records; (c) is furnished to the Receiving Party by a Third Party that is not under an obligation of confidentiality to the Disclosing Party with respect to such information or material; (d) is independently developed by the Receiving Party without any breach of this Agreement, as evidenced by the Receiving Party’s contemporaneous tangible (including written or electronic) records; or (e) is required to be disclosed pursuant to any judicial or governmental request, requirement or order, provided that upon receipt of such request, requirement or order, the Receiving Party shall give the Disclosing Party prompt notice and take all reasonable steps to assist the Disclosing Party in seeking a protective order and shall limit the disclosure to the minimum extent necessary to comply with such request, requirement or order.

10.5.                     Injunctive Relief.  Each Party acknowledges and agrees that, in the event of an unauthorized use, reproduction, distribution or disclosure of any Proprietary Information, an adequate remedy at law would not be available and, therefore, injunctive or other equitable relief would be appropriate to restrain such use, reproduction, distribution or disclosure, whether threatened or actual.

11.                               GENERAL

11.1.                     Term.  This Agreement shall be irrevocable and remain in force and effect in perpetuity.  Notwithstanding the foregoing, any royalty-bearing licenses under Patent Rights shall only remain in force until the last claim of the Patent(s) being licensed expire or until a final decree of invalidity thereof from which no appeal or other judicial recourse can be, or is, taken of the last remaining Patent(s) being licensed.

11.2.                     Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by hand or upon confirmed receipt of a facsimile transmission, two (2) days after being deposited with an overnight courier, or five (5) days after mailing, postage prepaid, by register or certified mail, return receipt requested, to the below address or such other addresses as either Party shall specify in a written notice to the other.

To Asuragen:	To Mirna:
Asuragen, Inc.	Mirna Therapeutics, Inc.
2150 Woodward Street, Suite 100	2150 Woodward Street, Suite 100
Austin, Texas, 78744	Austin, Texas, 78744
Fax: 512-681-5201	Fax: 512-681-5201
Attn: General Counsel	Attn: General Counsel

11.3.                     Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the United States of America (to the extent federal law is applicable) and the laws of the State of Delaware (to the extent state law is applicable) without giving effect to the choice of law principles thereof.  Any dispute arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the Delaware state courts of New Castle County, Delaware, (or, if there is exclusive federal jurisdiction, the United States District Court for the District of Delaware) and the Parties consent to the personal and exclusive jurisdiction and venue of these courts.

11.4.                     Relationship of Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the Parties.  Neither Party nor its agents have any authority of any kind to bind the other Party in any respect whatsoever, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors.

11.5.                     Assignment.  This Agreement may not he assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  Such consent shall not be required for any assignment to a party that succeeds to all or substantially all of the assigning Party’s business or assets relating to this Agreement (whether by sale, merger, operation of law or otherwise), provided that such assignee agrees in writing to be bound by the terms and conditions of this Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.6.                     Further Assurances.  Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

11.7.                     Waiver.  A waiver, express or implied, by either Party of any right under this Agreement or of any failure to perform or breach hereof by the other Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

11.8.                     Severability.  If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.

11.9.                     Force Majeure.  In the event either Party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the Party, the Party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay.

11.10.              Captions and Headings.  The captions and headings used in this Agreement are inserted for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.

11.11.              Construction.  This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against either Party.

11.12.              Counterparts.  This Agreement may be executed in one or more counterparts (including, without limitation, by fax), with the same effect as if the Parties had signed the same document.  Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one and the same instrument.

11.13.              Entire Agreement; Amendment.  This Agreement constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof other than the Ancillary Agreements.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

Mirna Theraeputics, Inc.		Asuragen, Inc.

By:	/s/ Lynne Hohlfeld	By:	/s/ Rolland D. Carlson

Name:	Lynne Hohlfeld	Name:	Rollie Carlson, Ph.D.

Title:	CFO	Title:	President

EXHIBIT A

MIRNA EXISTING IP

Atty Docket		Appln No. and Date	Publn No. and
No.	Title	Filed	Date Published
[***]	[***]	[***]	[***]

[***] 7 pages in this document have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

ASURAGEN LICENSED IP

		Appln No. and Date	Publn No. and
Atty Docket No.	Title	Filed	Date Published
[***]	[***]	[***]	[***]

[***] 4 pages in this document have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.